FIRST AMENDMENT TO THE
               BROADBAND TECHNOLOGIES, INC. 401(K) PLAN

          WHEREAS, BroadBand Technologies, Inc. (the "Sponsor") adopted the BroadBand Technologies, Inc. 401(k) Plan (the "Plan"), as most recently amended and restated effective July 1, 1997; and

          WHEREAS, the Sponsor desires to amend the Plan;

          NOW, THEREFORE, the Sponsor amends the Plan as follows effective as of the date hereof:

     1. Section 6.11 of the Plan is amended and restated by adding the following paragraph to the end of the Section:

     Notwithstanding the foregoing, for each Participant who transfers employment to Bosch Telecom, Inc. ("Bosch") under the agreement between the Employer and Bosch dated May 18, 1998 (an "Affected Participant"), the Affected Participant's vested interest in his or her Profit-Sharing and Matching Contributions Sub-Accounts shall become 100 percent (if not already 100%) effective June 7, 1998.

     2. The first paragraph of Section 12.1 of the Plan is amended and restated to read as follows:

     A Participant who is a party in interest may make written application to the Administrator for a loan from his Separate Account, other than that portion of his Separate Account attributable to Employer Contributions; provided, however, that a Participant who is an Affected Participant (as defined in Section 6.11) may apply for a loan hereunder regardless of whether he is a party in interest so long as he or she is an employee of Bosch Telecom, Inc.

     3. Section 12.6(f) of the Plan is amended and restated to read as follows:

     (f) Effect of Termination of Employment: Upon a Participant's termination of employment, the balance of any outstanding loan hereunder shall immediately become due and owing; provided, however, that, the provisions of this subsection (f) shall not apply to any loan to an Affected Participant (as defined in Section 6.11) until such time as the Affected Participant terminates employment with Bosch Telecom, Inc.

          IN WITNESS WHEREOF, the Sponsor has executed this instrument this ____ day of June, 1998.


                          BROADBAND TECHNOLOGIES, INC.

                                       By:
                                       --------------------------
                                       Title:
                                       --------------------------